Contact:

Allison Wey

Vice President, Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS

FOURTH QUARTER AND FULL-YEAR RESULTS FOR 2011

Reports Q4 2011 GAAP EPS of $0.85; Adjusted Cash EPS of $0.78

Achieves Record GAAP Annual Gross Margin of $386.7 Million;

$405.7 Million Non-GAAP Annual Gross Margin

Woodcliff Lake, N.J., February 28, 2012– Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the fourth quarter and full year ended December 31, 2011, which includes approximately six weeks of Anchen Pharmaceuticals’ operating results following the completion of the acquisition.

For the fourth quarter ended December 31, 2011, the Company reported total revenues of $253.6 million and income from continuing operations of $31.3 million, or $0.85 per diluted share, which includes approximately $14 million of favorable tax benefits. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses, other transaction-related costs and certain tax items, income from continuing operations was $28.9 million, or $0.78 per diluted share for the fourth quarter 2011.

For the full year ended December 31, 2011, total revenue was $926.1 million with a loss from continuing operations of $46.3 million, or $1.29 per diluted share, as a result of a first quarter pre-tax litigation charge of $190.6 million as well as a second quarter restructuring charge of $27.0 million. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses and certain items as detailed in the attached reconciliation, income from continuing operations was $121.7 million, or $3.32 per diluted share.  On an adjusted cash basis, income from continuing operations for the full year 2010 was $105.0 million, or $2.95 per diluted share.

Fourth Quarter Highlights

Key Product Sales (Net sales comparisons at the product level are to third quarter 2011)

•

Metoprolol:  For the quarter ended December 31, 2011, net sales of metoprolol succinate were $56.4 million compared to $67.5 million in the third quarter 2011.  The decrease was driven by a decline in volume and price due to competition on all strengths.  Net sales for the full year 2011 were $251.0 million.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol XL®.

•

Budesonide EC:  Net sales for budesonide EC in the fourth quarter were $33.1 million compared to $20.6 million in the third quarter.  The increase was driven by customer buying patterns following the late second quarter launch of the product.  Net sales for 2011 were $70.0 million. Par Pharmaceutical is the authorized generic for AstraZeneca’s Entocort® EC.

•

Propafenone Hydrochloride ER: Net sales for propafenone hydrochloride ER in the fourth quarter were $16.4 million compared to $18.1 million in the third quarter.  The decrease was driven by customer buying patterns.  Net sales for the full year 2011 were $69.8 million. Par Pharmaceutical remained the exclusive supplier of generic Rythmol SR® throughout the fourth quarter.

•

Sumatriptan: Net sales of sumatriptan succinate were $15.3 million in the fourth quarter compared to $16.8 million in the prior quarter.  The decrease is driven by a decline in price and volume due to competition. Net sales for the full year 2011 were $64.1 million.

•

Buproprion Hydrochloride ER: Par recorded net sales for buproprion of $6.1 million in the last six weeks of the fourth quarter following the completion of the Anchen acquisition.

•

Zolpidem Tartrate: Par recorded net sales for zolpidem tartrate of $5.3 million in the last six weeks of the fourth quarter following the completion of the Anchen acquisition.

•

Olanzapine ODT: Net sales for olanzapine orally disintegrating tablets were $3.2 million in the fourth quarter. Par Pharmaceutical launched all strengths of olanzapine orally disintegrating tablets, the generic version of Lilly’s Zyprexa Zydis® in October.

•

Fentanyl Citrate Lozenges: Net sales for fentanyl for the fourth quarter were $2.6 million.  Par Pharmaceutical acquired the ANDA from Teva in connection with Teva’s acquisition of Cephalon and began shipping all strengths to the trade in October.

•

Other Generic Products:  For the fourth quarter 2011, net sales from all other generic products were $88.5 million. This compares to third quarter net sales of $72.5 million.  The increase is due to the seasonality of chlorpheniramine/hydrocodone, as well as the addition of Anchen products to Other Generic Products.

•

Megace® ES:  Net sales were $15.8 million for the fourth quarter compared to $14.2 million in the third quarter.  The increase was due to customer buying patterns.  Net sales for the full year were $58.2 million.

•

Nascobal® B12 Nasal Spray:  Net sales were $6.6 million for the three months ended December 31, 2011 compared to $4.7 million in the third quarter.  The increase was due to an increase in prescription demand.  Net sales for the full year were $21.4 million.

Revenues and adjusted gross margin for the fourth quarter 2011 were $253.6 million and $103.8 million, respectively, compared to $215.4 million in net sales and $87.2 million in adjusted gross margin during the prior quarter (Q3 2011). The adjusted gross margin rate on the Company’s consolidated product portfolio increased slightly to 40.9% versus 40.5% in the third quarter 2011.  (Par is now presenting non-GAAP gross margin on an adjusted basis. See detailed reconciliation table at the end of this press release.)

	4Q 2011		3Q 2011
	$	%	$	%
Key Par (Generic) Products (1)	$ 38.3	27.7%	$ 31.8	25.9%

All Other (Generic)	43.5	49.1%	40.8	56.2%

Total Par Generics	$ 81.8	36.0%	$ 72.6	37.1%

Strativa (Branded) Products(2)	$ 22.0	82.4%	$ 14.6	73.4%

Total (All Products)	$ 103.8	40.9%	$ 87.2	40.5%

(1) Q4 2011 is comprised of metoprolol, sumatriptan, olanzapine, busdesonide, propafenone, buproprion, zolpidem, fentanyl lozenges.  Q3 2011 includes propafenone, sumatriptan, metoprolol, budesonide. (2) Strativa products consist primarily of Megace ES and Nascobal.

Operating Expenses

On a GAAP basis, total operating expenses increased during the fourth quarter of 2011 as compared to the prior quarter as follows:

•

Research and development expenses were $18.1 million in the fourth quarter of 2011 compared to $9.6 million in the third quarter.  The increase was due to higher generic development activity, which also included Anchen’s development activities during the post-acquisition period.

•

Selling, general and administrative expenses for the fourth quarter 2011 increased to $44.5 million compared to $35.8 million in the third quarter of 2011.  The increase reflects higher employment costs, as well as Anchen and Edict transaction-related expenses.

Cash and cash equivalents and marketable securities aggregate balance as of December 31, 2011 was $188.2 million and included significant one-time cash outflows from the AWP litigation settlement, as well as the acquisition of Anchen Pharmaceuticals and other business development transactions.

Product and Pipeline Update

In November 2011, Par Pharmaceutical, Inc. completed its acquisition of Anchen Pharmaceuticals, a privately-held specialty pharmaceutical company headquartered in Irvine, California.

In February 2012, Par Pharmaceutical, Inc. completed its acquisition of privately-held Edict Pharmaceuticals Private Limited, an India-based developer and manufacturer of generic pharmaceuticals.

Par Pharmaceutical, along with third-party partners, currently has approximately 71 ANDAs pending with the FDA, 21 of which it believes to be first-to-file opportunities.

Conference Call

Par Pharmaceutical Companies, Inc. will host a conference call and live webcast on Tuesday, February 28, 2012 at 9:00 AM EST to review results for the fourth quarter and full year 2011.  The Company will release its financial results on February 28, 2012 before the market opens.

Access to the live webcast can be made via the Company's website at www.parpharm.com.

Dial-in Information

Domestic:

800-299-0148

International:

617-801-9711

Passcode:

77407762

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic:

888-286-8010

International:

617-801-6888

Passcode:

42749409

Non-GAAP Measures

Par Pharmaceutical Companies, Inc. (“the Company”) believes it prepared its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in attached schedules.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measures to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, U.S. GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a US-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

# # #

PAR PHARMACEUTICAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

(In Thousands, Except Share Data)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$162,516	$218,674
Available for sale marketable debt securities	25,709	27,866
Accounts receivable, net	125,940	95,705
Inventories	106,250	72,580
Prepaid expenses and other current assets	20,475	17,660
Deferred income tax assets	55,966	26,037
Income taxes receivable	27,049	18,605
Total current assets	523,905	477,127

Property, plant and equipment, net	97,790	71,980
Intangible assets, net	311,669	95,467
Goodwill	283,432	63,729
Other assets	14,657	5,441
Non-current deferred income tax assets, net	-	69,488
Total assets	$1,231,453	$783,232

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21,875	$ -
Accounts payable	33,000	23,956
Payables due to distribution agreement partners	69,359	25,310
Accrued salaries and employee benefits	16,174	16,397
Accrued government pricing liabilities	39,614	32,169
Accrued legal fees	4,150	7,084
Accrued legal settlements	37,800	-
Payable to former Anchen securityholders	20,620	-
Accrued expenses and other current liabilities	9,604	6,674
Total current liabilities	252,196	111,590

Long-term liabilities	19,952	43,198
Non-current deferred tax liabilities	25,974	-
Long-term debt, less current portion	323,750	-
Commitments and contingencies	-	-

Stockholders' equity:
Common stock, par value $0.01 per share, authorized 90,000,000 shares; issued
39,677,291 and 38,872,663 shares	397	389
Additional paid-in capital	389,166	373,764
Retained earnings	302,984	329,129
Accumulated other comprehensive income	13	137
Treasury stock, at cost 3,201,858 and 2,970,573 shares	(82,979)	(74,975)
Total stockholders' equity	609,581	628,444
Total liabilities and stockholders’ equity	$1,231,453	$783,232

PAR PHARMACEUTICAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(In Thousands, Except Per Share Amounts)

	2011	2010	2009

Revenues:
Net product sales	$887,495	$980,631	$1,176,427
Other product related revenues	38,643	28,243	16,732
Total revenues	926,138	1,008,874	1,193,159
Cost of goods sold, excluding amortization expense	526,288	620,904	838,167
Amortization expense	13,106	14,439	21,039
Total cost of goods sold	539,394	635,343	859,206
Gross margin	386,744	373,531	333,953
Operating expenses:
Research and development	46,538	50,369	39,235
Selling, general and administrative	173,378	192,504	165,135
Settlements and loss contingencies, net	190,560	3,762	307
Restructuring costs	26,986	-	1,006
Total operating expenses	437,462	246,635	205,683
Gain on sale of product rights and other	125	6,025	3,200
Operating (loss) income	(50,593)	132,921	131,470
Gain on bargain purchase	-	-	3,021
Loss on extinguishment of senior subordinated convertible notes	-	-	(2,598)
Gain (loss) on marketable securities and other investments, net	237	3,459	(55)
Interest income	736	1,257	2,658
Interest expense	(2,676)	(2,905)	(8,013)
(Loss) income from continuing operations before provision for income taxes	(52,296)	134,732	126,483
(Benefit) provision for income taxes	(5,996)	41,980	48,883
(Loss) income from continuing operations	(46,300)	92,752	77,600
Discontinued operations:
(Benefit) provision for income taxes	(20,155)	21	672
Income (loss) from discontinued operations	20,155	(21)	(672)
Net (loss) income	($26,145)	$92,731	$76,928

Basic (loss) earnings per share of common stock:
(Loss) income from continuing operations	($1.29)	$2.70	$2.30
Income (loss) from discontinued operations	0.56	(0.00)	(0.02)
Net (loss) income	($0.73)	$2.70	$2.28

Diluted (loss) earnings per share of common stock:
(Loss) income from continuing operations	($1.29)	$2.60	$2.27
Income (loss) from discontinued operations	0.56	(0.00)	(0.02)
Net (loss) income	($0.73)	$2.60	$2.25

Weighted average number of common shares outstanding:
Basic	35,950	34,307	33,679
Diluted	35,950	35,644	34,188

PAR PHARMACEUTICAL COMPANIES, INC.

NON-GAAP P&L (4Q11 vs. 3Q11)

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2011	2011	Increase / (Decrease)

Revenues:
Net product sales	$242,823	$208,865	$33,958	16%
Other product related revenues	10,818	6,492	4,326	67%
Total revenues	253,641	215,357	38,284	18%
Cost of goods sold, excluding amortization expense	149,863	128,180	21,683	17%
Amortization expense	-	-	-	-
Total cost of goods sold	149,863	128,180	21,683	17%
Gross margin	103,778	87,177	16,601	19%
Gross margin %	41%	40%

Operating expenses:
Research and development	18,141	9,610	8,531	89%
Selling, general and administrative	37,923	32,435	5,488	17%
Total operating expenses	56,064	42,045	14,019	33%
Gain on sale of product rights and other	125	-	125	100%
Operating income	47,839	45,132	2,707	6%

Gain on marketable securities and other investments, net	237	-	237	100%
Interest income	(229)	160	(389)	(243%)
Interest expense	(2,225)	(150)	(2,075)	1,383%
Income from continuing operations before provision for income taxes	45,622	45,142	480	1%
Provision for income taxes	16,758	18,079	(1,321)	(7%)
Income from continuing operations	28,864	27,063	1,801	7%
Discontinued operations:
(Benefit) provision for income taxes	-	-	-	-
Income (loss) from discontinued operations	-	-	-	-
Net income	$28,864	$27,063	$1,801	7%

Basic earnings per share of common stock:
Income from continuing operations	$0.80	$0.75	$0.05	7%
Income from discontinued operations	0.00	0.00	0.00	0%
Net income	$0.80	$0.75	$0.05	7%

Diluted earnings per share of common stock:
Income from continuing operations	$0.78	$0.74	$0.04	5%
Income from discontinued operations	0.00	0.00	0.00	0%
Net income	$0.78	$0.74	$0.04	5%

Weighted average number of common shares outstanding:
Basic	36,173	36,143	30	0%
Diluted	36,815	36,774	41	0%

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	December 31, 2011
	GAAP 10-K P&L CONSOLIDATED	ADJUSTMENTS		NON-GAAP
Revenues:
Net product sales	$242,823			$242,823
Other product related revenues	10,818			10,818
Total revenues	253,641			253,641
Cost of goods sold, excluding amortization expense	155,015	(5,152)	a	149,863
Amortization expense	5,665	(5,665)	b	-
Total cost of goods sold	160,680	(10,817)		149,863
Gross margin	92,961	10,817		103,778
Gross margin %	37%			41%

Operating expenses:
Research and development	18,141			18,141
Selling, general and administrative	44,515	(6,592)	c	37,923
Total operating expenses	62,656	(6,592)		56,064
Gain on sale of product rights and other	125			125
Operating income	30,430	17,409		47,839
Gain on marketable securities and other investments, net	237			237
Interest income	(229)			(229)
Interest expense	(2,225)			(2,225)
Income from continuing operations before provision for income taxes	28,213	17,409		45,622
(Benefit) provision for income taxes	(3,096)	19,854	d	16,758
Income (loss) from continuing operations	31,309	(2,445)		28,864
Discontinued operations:
(Benefit) provision for income taxes	(20,535)	20,535		-
Income (loss) from discontinued operations	20,535	(20,535)		-
Net income (loss)	$51,844	($22,980)		$28,864

Basic earnings per share of common stock:
Income from continuing operations	$0.87			$0.80
Income from discontinued operations	0.57			0.00
Net income	$1.43			$0.80

Diluted earnings per share of common stock:
Income from continuing operations	$0.85			$0.78
Income from discontinued operations	0.56			0.00
Net income	$1.41			$0.78

Weighted average number of common shares outstanding:
Basic	36,173			36,173
Diluted	36,815			36,815

a - Amortization of inventory step up established with Anchen purchase accounting
b - Amortization expense (Par $3,657, Anchen $2,008)
c - Transaction costs on 2011 business acquisitions ($6,102) and amortization expense for Megace ($490)
d - Estimated tax on adjustments	(5,642)
Adjustment to tax on litigation settlements and contingencies	(12,198)
Charge related to valuation of deferred income tax assets	2,391
Reversal of income tax reserves	(4,405)
	(19,854)

Reconciliation Between Reported (GAAP); Adjusted Income (Loss) from Continuing Operations and “Cash EPS”

(In Thousands, Except Per Share Data)

(Unaudited)

	Twelve Months Ended
	December 31, 2011
	GAAP 10-K P&L CONSOLIDATED	ADJUSTMENTS		NON-GAAP

Revenues:
Net product sales	$887,495			$887,495
Other product related revenues	38,643			38,643
Total revenues	926,138			926,138
Cost of goods sold, excluding amortization expense	526,288	(5,826)	a	520,462
Amortization expense	13,106	(13,106)	b	-
Total cost of goods sold	539,394	(18,932)		520,462
Gross margin	386,744	18,932		405,676
Gross margin %	42%			44%

Operating expenses:
Research and development	46,538			46,538
Selling, general and administrative	173,378	(10,670)	c	162,708
Settlements and loss contingencies, net	190,560	(190,560)	d	-
Restructuring costs	26,986	(26,986)	e	-
Total operating expenses	437,462	(228,216)		209,246
Gain on sale of product rights and other	125			125
Operating (loss) income	(50,593)	247,148		196,555
Gain on marketable securities and other investments, net	237			237
Interest income	736			736
Interest expense	(2,676)			(2,676)
(Loss) income from continuing operations before provision for income taxes	(52,296)	247,148		194,852
(Benefit) provision for income taxes	(5,996)	79,099	f	73,103
(Loss) income from continuing operations	(46,300)	168,049		121,749
Discontinued operations:
(Benefit) provision for income taxes	(20,155)	20,155		-
Income (loss) from discontinued operations	20,155	(20,155)		-
Net (loss) income	($26,145)	$147,894		$121,749

Basic (loss) earnings per share of common stock:
(Loss) income from continuing operations	($1.29)			$3.39
Income from discontinued operations	0.56			0.00
Net (loss) income	($0.73)			$3.39

Diluted (loss) earnings per share of common stock:
(Loss) income from continuing operations	($1.29)			$3.32
Income from discontinued operations	0.56			0.00
Net (loss) income	($0.73)			$3.32

Weighted average number of common shares outstanding:
Basic	35,950			35,950
Diluted	35,950			36,675

a - Amortization of inventory step up established with Anchen purchase accounting ($5,152) and restructuring related inventory write-offs ($674)
b - Amortization expense (Par $11,098, Anchen $2,008)
c - Transaction costs on 2011 business acquisitions ($8,954) and amortization expense for Megace ($1,716)
d - Litigation settlements and contingencies, pre-tax
e - Restructuring costs
f - Estimated tax on adjustments	(79,476)
Charge related to valuation of deferred income tax assets	4,782
Reversal of income tax reserves	(4,405)
	(79,099)